Exhibit 99.1
LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE
LXP INDUSTRIAL TRUST REPORTS THIRD QUARTER 2025 RESULTS
Board Authorizes 3.7% Dividend Increase
West Palm Beach, Fla. - October 30, 2025 - LXP Industrial Trust (“LXP”) (NYSE: LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced results for the quarter ended September 30, 2025.
Third Quarter 2025 Highlights
•Recorded Net Income attributable to common shareholders of $34.6 million, or $0.12 per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders - diluted (“Adjusted Company FFO”) of $46.7 million, or $0.16 per diluted common share.
•Sold two vacant development projects totaling 2.1 million square feet to a user buyer for $175 million, representing a 20% premium over the gross book value.
•Increased the Stabilized Portfolio leased percentage to 96.8%.
•Increased Same-Store NOI 4.0% year-to-date and 2.0% in the quarter compared to the same periods in 2024.
•Extended 1.8 million square feet of leases year-to-date, increasing Base and Cash Base Rents by 30.8% and 30.1%, respectively, including a 510,000 square foot lease in the quarter, increasing Base and Cash Base Rents by 14.6% and 8.3%, respectively.
•Acquired one warehouse facility for $30.0 million.
•Reduced net debt to Adjusted EBITDA to 5.2x.
Subsequent Highlights
•Completed 1.1 million square feet of new and extended leases, raising Cash Base Rents 27.7%, excluding one fixed rate renewal.
•Repaid $140.0 million aggregate principal amount of outstanding 6.75% Senior Notes due 2028 pursuant to a cash tender offer.
•Announced a reverse stock split of common shares at a ratio of 1-for-5 expected to take place on November 10, 2025.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, "We are pleased with our third quarter results, highlighted by the sale of our two vacant development projects in the Central Florida and Indianapolis markets to a user buyer. The gross sale price of $175 million represents a 20% premium over the gross book value of the properties and is approximately 6% accretive to earnings while reducing leverage to 5.2x net debt to Adjusted EBITDA. The transaction was an excellent outcome for the company and follows our success leasing the one million square foot Greenville/Spartanburg development project in the second quarter, leading to increased occupancy of approximately 97% at quarter-end. Our high-quality portfolio of primarily new, Class A assets in well-performing markets with solid contractual rent growth and inexpensive rents relative to market positions us well for growth moving forward."

FINANCIAL RESULTS
Revenues
For the quarter ended September 30, 2025, total gross revenues were $86.9 million, compared with total gross revenues of $85.6 million for the quarter ended September 30, 2024. The increase is primarily attributable to revenue from stabilized development projects, rent increases and acquisitions, offset by property sales.
Net Income Attributable to Common Shareholders
For the quarter ended September 30, 2025, net income attributable to common shareholders was $34.6 million, or $0.12 per diluted share, compared with net income attributable to common shareholders for the quarter ended September 30, 2024 of $4.7 million, or $0.02 per diluted share.
Adjusted Company FFO
For the quarter ended September 30, 2025, LXP generated Adjusted Company FFO of $46.7 million, or $0.16 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2024 of $46.7 million, or $0.16 per diluted share.
Dividends
LXP announced that it declared a regular quarterly common share dividend for the quarter ending December 31, 2025 of $0.14 per common share, on a pre-split basis, payable January 15, 2026 to common shareholders of record as of December 31, 2025. This represents an increase of 3.7% from the previous quarterly per share common share dividend and equates to an annualized increase of $0.02 per common share and an annualized dividend of $0.56 per common share, subject to and assuming future declarations.
LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") for the quarter ending December 31, 2025, which is expected to be paid on February 17, 2026 to shareholders of record as of January 30, 2026.
As previously announced, LXP declared a regular quarterly common share dividend for the quarter ended September 30, 2025 of $0.135 per common share which was paid on October 15, 2025 to common shareholders of record as of September 30, 2025. LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") for the quarter ended September 30, 2025, which is expected to be paid on November 17, 2025 to shareholders of record as of October 31, 2025.
TRANSACTION ACTIVITY

PROPERTY ACQUISITION
Market	Sq. Ft.	Initial Cost Basis ($000)	Wtd. Average Lease Term (Yrs)	% Leased at Acquisition
Atlanta, GA	157,371	$30,022	3.9	100%
The property was acquired at GAAP and Cash capitalization rates of 6.7% and 6.5%, respectively.

SALE OF DEVELOPMENT PROJECTS TO A USER BUYER

LXP previously announced the sale to a user buyer of two vacant development projects, totaling 2,138,640 square feet, located in Ocala, Florida and Indianapolis, Indiana for an aggregate gross price of $175 million. The closing of the sale occurred on September 30, 2025. The gross sale price represented a 20% premium to, or $29 million over, the gross book value of the properties at the time of sale. LXP received net proceeds of approximately $151 million after deducting minority partner distributions and transaction costs.

LEASED PROPERTY DISPOSITIONS

Location	Gross Disposition Price ($000)	Month of Disposition	% Leased
Rockford, IL (2 Properties)(1)	$14,850	September	100%
Minneapolis, MN(1)(2)	8,900	September	100%
Total Leased Property Dispositions	$23,750
1.Non-target market.
2.Outdoor storage facility.

The leased properties above were sold at aggregate weighted-average GAAP and Cash capitalization rates of 8.5% and 8.4%, respectively. Year-to-date 2025 property dispositions total $272.9 million at aggregate weighted-average GAAP and Cash capitalization rates of 6.3% and 5.1%, respectively.(1)

1.Capitalization rates exclude the disposition of the two vacant development projects to a user buyer during the quarter.

ONGOING DEVELOPMENT AND REDEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 9/30/2025(1) ($000)	LXP Amount Funded as of 9/30/2025(2) ($000)	Estimated Completion Date	% Leased as of 9/30/2025
Redevelopment Projects
Orlando (100%)(3)	1	Central FL	350,990	$9,400	$15,199	$878	1Q 2026	—%
Richmond (100%)(4)	1	Richmond, VA	252,351	3,800	11,734	504	1Q 2026	—%
Total Redevelopment Projects	2		603,341	$13,200	$26,933	$1,382

Land Infrastructure Improvements
Reems & Olive (95.5%)(5)	N/A	Phoenix, AZ	N/A	16,250	10,977	12,445	N/A	N/A

Total	2		603,341	$29,450	$37,910	$13,827
1.Excludes leasing costs, incomplete costs and developer incentive fees or partner, promotes if any.
2.Excludes noncontrolling interests' share.
3.During the quarter ended June 30, 2025, the tenant vacated the building and LXP began redeveloping the property.
4.During the quarter ended March 31, 2025, the tenant vacated the building, which is part of a four building integrated campus, and LXP began redeveloping the property into a standalone warehouse and distribution facility.
5.Represents infrastructure development costs to prepare the land for vertical development.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 9/30/2025 ($000)	LXP Amount Funded as of 9/30/2025 ($000)(1)
Consolidated:
Reems & Olive (95.5%)	Phoenix, AZ	315	$75,661	$74,517
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,861	4,744
ATL Fairburn (100%)	Atlanta, GA	14	1,732	1,768
Total Consolidated Land Projects		445	$83,254	$81,029

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 9/30/2025 ($000)	LXP Amount Funded as of 9/30/2025 ($000)(1)
Non-consolidated:
Etna Park 70 (90%)	Columbus, OH	48	$9,904	$11,793
Etna Park 70 East (90%)	Columbus, OH	21	2,433	3,157
Total Non-Consolidated Land Projects		69	$12,337	$14,950

1.	Excludes noncontrolling interests’ share.

LEASING

During the third quarter of 2025, LXP executed the following extended lease:

LEASE EXTENSION - SECOND GENERATION

	Location	Prior Term	New Lease Expiration Date	Sq. Ft.
1	Dallas, TX	09/26	12/29	510,400
As of September 30, 2025, LXP's stabilized portfolio was 96.8% leased. A total of 2.9 million square feet of first-generation and extended second-generation leases were entered into during the nine months ended September 30, 2025 with Base and Cash Base Rents on second-generation leases increasing by 30.8% and 30.1%, respectively.(1)
Subsequent to quarter end, LXP completed 1.1 million square feet of new and extended leases increasing Cash Base Rents 27.7%, excluding one fixed rate renewal, and 13.5%, including one fixed rate renewal.

1.	Excludes an additional two-year extension to 2030 at a 605,000 square foot facility in Austell, GA completed in the first quarter of 2025.
BALANCE SHEET
LXP ended the quarter with net debt to Adjusted EBITDA of 5.2x. LXP's total consolidated debt was $1.5 billion at quarter end. Total consolidated debt had a weighted-average term to maturity of 4.7 years and a weighted-average interest rate of 3.9% as of September 30, 2025. LXP's total cash and cash equivalents was $229.7 million at quarter end. Subsequent to quarter end, LXP repaid $140.0 million of the 6.75% Senior Notes due 2028, pursuant to a cash tender offer funded with the proceeds from the sale of the development projects in the third quarter of 2025.
1-FOR-5 REVERSE STOCK SPLIT
LXP's Board of Trustees has approved a reverse stock split of LXP's outstanding common shares at a ratio of 1-for-5. The reverse stock split is expected to take place at approximately 5:00 p.m. EST on November 10, 2025 (the "Effective Time").

At the Effective Time, every five LXP common shares will be reclassified into one LXP common share. In addition, at the market open on November 11, 2025, the LXP common shares will be assigned a new CUSIP number. As a result of the reverse stock split, the number of outstanding LXP common shares will be reduced from approximately 295.8 million to approximately 59.2 million.
No fractional shares will be issued in connection with the reverse stock split. Instead, any fractional shares resulting from the reverse stock split will be rounded down to the nearest full share, sold in the open market and the proceeds from such sales will be distributed to the applicable shareholder in cash. The reverse stock split will apply to all of LXP's outstanding common shares. Shareholders of record will be receiving information from Computershare, LXP's transfer agent, regarding their share ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Shareholders who hold their shares in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares.
2025 EARNINGS GUIDANCE
LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2025 will be within an expected range of $0.25 to $0.26 per diluted common share, on a pre-split basis. LXP is tightening its estimated Adjusted Company FFO guidance for the year ending December 31, 2025, to an expected range of $0.63 to $0.64 per diluted common share, on a pre-split basis. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.
THIRD QUARTER 2025 CONFERENCE CALL
LXP will host a conference call today, October 30, 2025, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2025. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through November 6, 2025 at 1-800-770-2030 or 1-609-800-9909, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.
ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.
Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2025, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields, (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, (16) international trade disputes or the imposition of significant tariffs or other trade restrictions by the U.S. on imported goods that adversely impact trading volumes and (17) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.
References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.
Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.
Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of real estate or changes in control, impairment charges, gain (loss) on debt satisfaction, net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash purchase option impact of sales-type leases and adjustments for pro rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.
Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.
Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.
Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second-generation tenant improvements, and (10) cash paid for second-generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First-Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.
Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.
GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy excluding developer incentive fees or partner promotes, if any.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash and purchase option income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.
Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the period commencing January 1, 2024 and through the end of the current reporting period. As Same-Store NOI excludes the change in NOI from acquired, expanded, disposed of properties and properties with significant casualty loss, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.
Second-Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second-generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than non-stabilized properties. LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from the cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continues to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the project is placed in service and depreciation commences.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Gross revenues:
Rental revenue	$85,811	$84,549	$260,448	$254,524
Other revenue	1,091	1,021	3,036	3,083
Total gross revenues	86,902	85,570	263,484	257,607
Expense applicable to revenues:
Depreciation and amortization	(49,120)	(48,387)	(148,994)	(144,243)
Property operating	(15,346)	(15,011)	(48,350)	(45,681)
General and administrative	(9,325)	(10,993)	(29,345)	(29,734)
Non-operating income	605	642	1,869	7,145
Interest and amortization expense	(16,095)	(16,037)	(48,842)	(50,624)
Gain on debt satisfaction, net	—	—	793	—
Transaction costs	—	—	(38)	(498)
Change in allowance for credit loss	—	(42)	—	(51)
Gain on sale or disposal of, and recovery on, real estate, net	46,159	11,050	102,114	19,402
Gain on change in control of a subsidiary	—	—	—	209
Income before provision for income taxes and equity in losses of non-consolidated entities	43,780	6,792	92,691	13,532
Provision for income taxes	(184)	(21)	(598)	(229)
Equity in losses of non-consolidated entities	(1,239)	(1,158)	(3,177)	(3,444)
Net income	42,357	5,613	88,916	9,859
Net loss attributable to noncontrolling interests	(6,078)	733	(4,527)	1,644
Net income attributable to LXP Industrial Trust shareholders	36,279	6,346	84,389	11,503
Dividends attributable to preferred shares - Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(90)	(84)	(326)	(252)
Net income attributable to common shareholders	$34,616	$4,689	$79,345	$6,533

Net income attributable to common shareholders - per common share basic	$0.12	$0.02	$0.27	$0.02
Weighted-average common shares outstanding - basic	292,030,570	291,529,849	291,870,814	291,407,853

Net income attributable to common shareholders - per common share diluted	$0.12	$0.02	$0.27	$0.02
Weighted-average common shares outstanding - diluted	292,680,902	291,600,994	292,455,553	291,502,023

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	September 30, 2025	December 31, 2024

Assets:
Real estate, at cost	$3,994,311	$4,176,294
Real estate - intangible assets	314,418	318,444
Land held for development	83,254	82,827
Investments in real estate under construction	37,910	5,947
Real estate, gross	4,429,893	4,583,512
Less: accumulated depreciation and amortization	(1,141,505)	(1,047,166)
Real estate, net	3,288,388	3,536,346
Right-of-use assets, net	13,124	16,484
Cash and cash equivalents	229,737	101,836
Restricted cash	252	237
Investments in non-consolidated entities	33,432	40,018
Deferred expenses, net	36,651	39,820
Rent receivable - current	2,791	2,052
Rent receivable - deferred	86,664	85,757
Other assets	17,894	20,762
Total assets	$3,708,933	$3,843,312

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$50,907	$54,930
Term loan payable, net	248,834	297,814
Senior notes payable, net	1,090,930	1,089,373
Trust preferred securities, net	100,094	127,893
Dividends payable	41,922	41,164
Operating lease liabilities	13,571	17,114
Accounts payable and other liabilities	52,976	57,055
Accrued interest payable	15,130	10,517
Deferred revenue - including below-market leases, net	4,520	6,751
Prepaid rent	16,571	19,918
Total liabilities	1,635,455	1,722,529

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 295,765,814 and 294,499,790 shares issued and outstanding in 2025 and 2024, respectively	30	29
Additional paid-in-capital	3,322,818	3,315,104
Accumulated distributions in excess of net income	(1,356,543)	(1,316,993)
Accumulated other comprehensive income	1,005	6,136
Total shareholders’ equity	2,061,326	2,098,292
Noncontrolling interests	12,152	22,491
Total equity	2,073,478	2,120,783
Total liabilities and equity	$3,708,933	$3,843,312

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$34,616	$4,689	$79,345	$6,533

Weighted-average number of common shares outstanding - basic	292,030,570	291,529,849	291,870,814	291,407,853

Net income attributable to common shareholders - per common share basic	$0.12	$0.02	$0.27	$0.02

Diluted:
Net income attributable to common shareholders - basic	$34,616	$4,689	$79,345	$6,533

Weighted-average common shares outstanding - basic	292,030,570	291,529,849	291,870,814	291,407,853
Effect of dilutive securities:
Unvested share-based payment awards	650,332	71,145	584,739	94,170
Weighted-average common shares outstanding - diluted	292,680,902	291,600,994	292,455,553	291,502,023

Net income attributable to common shareholders - per common share diluted	$0.12	$0.02	$0.27	$0.02

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$34,616	$4,689	$79,345	$6,533
Adjustments:
Depreciation and amortization - real estate	47,409	46,834	143,956	139,979
Amortization of leasing commissions	1,711	1,553	5,038	4,264
Joint venture and noncontrolling interest adjustment	7,438	1,446	9,850	4,549
Gain on sale or disposal of, and recovery on, real estate, net	(46,159)	(11,050)	(102,114)	(19,685)
Gain on change in control of a subsidiary	—	—	—	(209)
FFO available to common shareholders - basic	45,015	43,472	136,075	135,431
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	90	84	326	252
FFO available to all equityholders - diluted	46,678	45,129	141,119	140,401
Allowance for credit loss	—	42	—	51
Transaction costs, including our share of non-consolidated entities(1)	—	—	38	518
(Gain) loss on debt satisfaction, net, including our share of non-consolidated entities	3	—	(790)	3
Non-recurring costs(2)	—	1,538	—	1,538
Noncontrolling interest adjustments	—	(2)	—	(102)
Adjusted Company FFO available to all equityholders - diluted	46,681	46,707	140,367	142,409
FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(1,463)	(1,656)	(4,490)	(6,032)
Lease incentives	455	430	1,354	898
Amortization of above/below market leases	(349)	(694)	(2,220)	(1,600)
Lease termination payments, net	(76)	—	1,401	—
Sales-type lease non-cash income	—	(626)	—	(1,828)
Non-cash interest expense	1,059	1,108	3,202	3,415
Non-cash charges, net	2,902	2,599	8,988	7,449
Capitalized interest and internal costs	(335)	(756)	(846)	(3,817)
Second-Generation tenant improvements	(386)	(786)	(6,435)	(1,245)
Second-Generation lease costs	(450)	(2,102)	(2,806)	(11,356)
Joint venture and noncontrolling interest adjustment	(269)	(86)	(313)	(199)
Company Funds Available for Distribution	$47,769	$44,138	$138,202	$128,094

Per Common Share Amounts
Basic:
FFO	$0.15	$0.15	$0.47	$0.46
Diluted:
FFO	$0.16	$0.15	$0.47	$0.47
Adjusted Company FFO	$0.16	$0.16	$0.47	$0.48
Basic:
Weighted-average common shares outstanding - basic FFO	292,030,570	291,529,849	291,870,814	291,407,853
Diluted:
Weighted-average common shares outstanding - diluted EPS	292,680,902	291,600,994	292,455,553	291,502,023
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	297,391,472	296,311,564	297,166,123	296,212,593
(1) Transaction costs, including costs associated with terminated investments, such as non-refundable deposits and legal costs.
(2) Includes non-recurring expenses for severance expense.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2025 EARNINGS GUIDANCE	(Pre-split basis)
	Twelve Months Ended December 31, 2025
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.25	$0.26
Depreciation and amortization	0.68	0.68
Impact of capital transactions	(0.30)	(0.30)
Estimated Adjusted Company FFO per diluted common share	$0.63	$0.64
(1) Assumes all convertible securities are dilutive.